Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                     January 1, 2001 through March 31, 2001
             Affiliated Underwriter: Banc of America Securities, LLC


                                Type of
                               Security*                                                Principal/          Price              % of
                                (1),(2),  Offering Purchase                               Shares             Paid      % of    Fund
           Issuer               (3),(4)  Commenced  Date         Selling Broker**       Purchased  Price    By Fund   Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS MASTER INVESTMENT TRUST
NATIONS HIGH YIELD BOND
HCA - The Healthcare Company
  7.875% 2011                      1     01/23/01 01/23/01       Merrill Lynch            280,000   99.49    $278,568  0.06%   0.44%
AT&T Wireless Services, Inc.       3     03/01/01 03/01/01    Salomon Smith Barney        875,000   99.65    $871,946  0.03%   0.92%

NATIONS INTERMEDIATE BOND
Comcast Cable Communications       1     01/10/01 01/10/01       Merrill Lynch            600,000   99.24    $595,410  0.06%   0.47%
Cardinal Health                    1     02/08/01 02/08/01  Deutsche Bank Alex Brown      600,000   99.83    $599,004  0.12%   0.43%
Progress Energy                    1     02/14/01 02/14/01    Salomon Smith Barney        325,000   99.86    $324,552  0.03%   0.23%
Safeway Inc.                       1     02/28/01 02/28/01       Morgan Stanley           400,000   99.81    $399,240  0.06%   0.26%
AT&T Wireless Corp.                3     03/01/01 03/01/01       Merrill Lynch            650,000   99.96    $649,747  0.07%   0.42%
American Cellular Corp.            3     03/09/01 03/09/01   Lehman Brothers, Inc.         95,000   99.26     $94,296  0.02%   0.06%
Kellogg Co.                        3     03/23/01 03/23/01    Salomon Smith Barney        675,000   99.71    $673,009  0.07%   0.45%

NATIONS FUND TRUST
NATIONS STRATEGIC INCOME
Comcast Cable Communications       1     01/10/01 01/10/01       Merrill Lynch            400,000   99.24    $396,940  0.04%   0.11%
Progress Energy                    1     02/14/01 02/14/01    Salomon Smith Barney        200,000   99.86    $199,724  0.02%   0.06%
American Cellular Corp.            3     03/09/01 03/09/01   Lehman Brothers, Inc.        625,000   99.26    $620,369  0.14%   0.18%
Kellogg Co.                        3     03/23/01 03/23/01    Salomon Smith Barney        200,000   99.71    $199,410  0.02%   0.06%

NATIONS BOND
Comcast Cable Communications       1     01/10/01 01/10/01       Merrill Lynch          3,570,000   99.24  $3,542,690  0.36%   0.14%
Cardinal Health                    1     02/08/01 02/08/01  Deutsche Bank Alex Brown   11,555,000   99.83 $11,535,819  2.31%   0.42%
Progress Energy                    1     02/14/01 02/14/01    Salomon Smith Barney      6,300,000   99.86  $6,291,306  0.50%   0.24%
Safeway Inc.                       1     02/28/01 02/28/01       Morgan Stanley        10,000,000   99.81  $9,981,000  1.43%   0.35%
AT&T Wireless Corp.                3     03/01/01 03/01/01       Merrill Lynch         12,100,000   99.96 $12,095,281  1.21%   0.40%
American Cellular Corp.            3     03/09/01 03/09/01   Lehman Brothers, Inc.      1,775,000   99.26  $1,761,847  0.39%   0.06%
Kellogg Co.                        3     03/23/01 03/23/01    Salomon Smith Barney     18,870,000   99.71 $18,814,334  1.89%   0.65%

NATIONS BALANCED ASSETS
Cardinal Health                    1     02/08/01 02/08/01  Deutsche Bank Alex Brown      150,000   99.83    $149,751  0.03%   0.16%
Progress Energy                    1     02/14/01 02/14/01    Salomon Smith Barney         95,000   99.86     $94,869  0.01%   0.10%
American Cellular Corp.            3     03/09/01 03/09/01   Lehman Brothers, Inc.         30,000   99.26     $29,778  0.01%   0.03%
Kellogg Co.                        3     03/23/01 03/23/01    Salomon Smith Barney        200,000   99.71    $199,410  0.02%   0.20%

NATIONS SHORT-INTERMEDIATE
  GOVERNMENT
FEDEX Corp                         3     02/06/01 02/06/01       Merrill Lynch          8,000,000   99.89  $7,990,800  3.20%   1.33%

NATIONS MIDCAP GROWTH
Time Warner Telecom                1     01/26/01 01/26/01       Merrill Lynch              4,500  $73.82    $332,156  0.00%   0.08%
KPMG Consulting, Inc               1     02/07/01 02/07/01       Morgan Stanley           177,000  $18.00  $3,186,000  0.58%   0.75%

                                                                      Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                     January 1, 2001 through March 31, 2001
             Affiliated Underwriter: Banc of America Securities, LLC


                                Type of
                               Security*                                                Principal/          Price              % of
                                (1),(2),  Offering Purchase                               Shares             Paid      % of    Fund
           Issuer               (3),(4)  Commenced  Date         Selling Broker**       Purchased  Price    By Fund   Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS RESERVES
NATIONS ASSET ALLOCATION
Comcast Cable Communications       1     01/10/01 01/10/01       Merrill Lynch            400,000   99.24    $396,940  0.04%   0.10%
Progress Energy                    1     02/14/01 02/14/01    Salomon Smith Barney        350,000   99.86    $349,517  0.03%   0.09%
AT&T Wireless Corp.                3     03/01/01 03/01/01       Merrill Lynch            750,000   99.96    $749,708  0.08%   0.19%
American Cellular Corp.            3     03/09/01 03/09/01   Lehman Brothers, Inc.        110,000   99.26    $109,185  0.02%   0.03%

NATIONS CONVERTIBLE SECURITIES
Ciena Corp                         3     02/05/01 02/05/01       Goldman Sachs          1,500,000  100.00  $1,500,000  0.25%   0.33%
Cox Enterprises                    3     02/15/01 02/15/01       Merrill Lynch          2,100,000  100.00  $2,100,000  0.47%   0.46%

NATIONS FUND, INC.
NATIONS SMALL COMPANY
Exact Sciences                     1     01/30/01 01/30/01       Merrill Lynch            109,100  $14.00  $1,527,400  2.73%   0.17%
Triumph Group                      1     03/08/01 03/08/01  Deutsche Banc Alex Brown      109,000  $37.50  $4,087,500  2.99%   0.54%

NATIONS EQUITY INCOME
Duke Power Preferred               1     03/13/01 03/13/01       Merrill Lynch            112,300  $25.00  $2,807,500  0.37%   0.67%

------------------------------------------------------------------------------------------------------------------------------------

                         RULE 10F-3 TRANSACTIONS REPORT
                     January 1, 2001 through March 31, 2001
             Affiliated Underwriter: Banc of America Securities, LLC


                                Type of
                               Security*                                                Principal/          Price              % of
                                (1),(2),  Offering Purchase                               Shares             Paid      % of    Fund
           Issuer               (3),(4)  Commenced  Date         Selling Broker**       Purchased  Price    By Fund   Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS MASTER INVESTMENT TRUST
NATIONS MARSICO 21ST CENTURY
Transmeta                          1     11/06/00 11/06/00       Morgan Stanley            10,000  $21.00    $210,000  0.07%   0.19%

NATIONS MARSICO GROWTH & INCOME
Adolph Coors (RKY)                 1     11/15/00 11/15/00       Goldman Sachs             37,723  $66.69  $2,515,652  0.68%   0.41%

NATIONS RESERVES
NATIONS CONVERTIBLE SECURITIES
Corning  Inc.                      1     11/02/00 11/02/00       Goldman Sachs             53,914  $74.19  $4,000,000  1.47%   0.98%
Teva Pharmaceutical                3     10/04/00 10/04/00        Lehman Bros           2,500,000  100.00  $2,500,000  0.50%   0.62%

NATIONS MONEY MARKET RESERVES
Honda Auto Receivables             1     10/13/00 10/25/00         JP Morgan           48,000,000  100.00 $48,000,000  16.11%  0.74%

                                                                      Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                     January 1, 2001 through March 31, 2001
             Affiliated Underwriter: Banc of America Securities, LLC


                                Type of
                               Security*                                                Principal/          Price              % of
                                (1),(2),  Offering Purchase                               Shares             Paid      % of    Fund
           Issuer               (3),(4)  Commenced  Date         Selling Broker**       Purchased  Price    By Fund   Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
BMW Vehicle Lease Trust            1     11/09/00 11/09/00    Soloman Smith Barney     25,000,000  100.00 $25,000,000  13.89%  0.32%
WFS Financial                      1     11/14/00 11/14/00    Soloman Smith Barney     30,000,000  100.00 $30,000,000  17.24%  0.37%
Ikon Receivables                   1     12/07/00 12/07/00      Chase Securities       38,600,000  100.00 $38,600,000  20.00%  0.38%

NATIONS FUND TRUST
NATIONS MIDCAP GROWTH FUND
Transmeta                          1     11/06/00 11/06/00       Morgan Stanley             5,500  $21.00    $115,500  0.04%   0.03%
Adolor Corp                        1     11/14/00 11/14/00       Merrill Lynch             30,250  $15.00    $453,750  0.50%   0.13%

NATIONS FUND, INC.
NATIONS SMALL COMPANY
Plexus Corp.                       1     10/13/00 10/13/00     Robertson Stephens          43,900  $50.00  $2,195,000  1.46%   0.24%
Transmeta Corporation              1     11/06/00 11/06/00          SG Cowen                1,750  $21.00     $36,750  0.01%  0.004%

------------------------------------------------------------------------------------------------------------------------------------

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act fo 1940, as amended.

** The Selling Broker is not affiliated with the Affliliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).